UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 11, 2013

Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

(952) 564-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 11, 2013, we entered into a license agreement with Delphi Display Systems, Inc. (“Delphi”) (the “License Agreement”) pursuant to which we granted Delphi an exclusive, worldwide, perpetual license to use and sublicense our RoninCast® 4.0 HTML5-based software, as revised from time to time (the “Software”), in specified target markets. Under the License Agreement, these target markets are (1) quick-service restaurants or food service providers that have a substantial number of drive-through locations, (2) pump toppers (displays located on fuel dispensing devices) and (3) other markets as subsequently mutually agreed upon between us and Delphi.

The license is exclusive in the target markets for five years from the date of the License Agreement, unless earlier terminated pursuant to the License Agreement. During this exclusivity period, we have agreed not to market, sell or otherwise promote, either directly or indirectly, any product with substantially similar functionality to the Software to the target markets. Delphi has agreed to use its best efforts to market, promote, and sublicense the Software within the target markets. Although Delphi may develop its own software to facilitate interface with the Software for application in Delphi’s own business or in the businesses of Delphi’s sublicensees, Delphi may not form an agreement with a third party to develop or resell software to compete with the Software in any market during the term of the License Agreement. Should Delphi elect to develop software that would compete with the Software for a specific customer or market application (“the Competing Software”), prior to Delphi developing such software, Delphi will grant us a right of first refusal to develop the Competing Software at a cost equal or less than Delphi’s reasonable, documented costs to develop the Competing Software.

In consideration of such license, Delphi has agreed to pay us a one-time license fee of $750,000 within two business days of entry into the License Agreement for the first 7,500 installed nodes, which represents approximately 1,500 locations based on an assumption of five installed nodes per location. We also agreed to certain node license fees for additional nodes. Delphi has agreed to pay us monthly hosting and support service fees on installed nodes, including hosting and support service fees that increase each year over a five-year period and aggregate to a minimum of $1,282,500 over such period.

The foregoing description is qualified in its entirety by reference to the License Agreement, which is attached hereto as Exhibit 10 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	See “Exhibit Index”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2013	Wireless Ronin Technologies, Inc.

	By	/s/ Scott N. Ross
Scott N. Ross
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10	License Agreement by and between the Registrant and Delphi Display Systems, Inc., dated April 11, 2013.*

*	Portions of this exhibit have been excluded from the publicly-available document pursuant to a pending request for confidential treatment submitted to the SEC.

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